Filed Pursuant to Rule 424(b)(5)
Registration Number 333-278797

PROSPECTUS SUPPLEMENT

(To prospectus dated April 18, 2024)

Up to $4,300,000,000 of Common Stock

Xcel Energy Inc.

We may offer and sell shares of our common stock (par value $2.50 per share) having an aggregate gross sales price of up to $4,300,000,000 from time to time through the sales agents named below pursuant to the terms of an equity distribution agreement. The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements under separate forward sale confirmations between us and any sales agent or one or more of its affiliates or agents. These entities, when acting in such capacity, are referred to in this prospectus supplement as “forward purchasers.” In connection with each forward sale agreement, the relevant forward purchaser (or its affiliate) will, at our request, attempt to borrow from third-party stock lenders and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares that underlie the applicable forward sale agreement to hedge the forward sale agreement. Each of the sales agents, when acting as the agent for a forward purchaser, is referred to in this prospectus supplement as a “forward seller” and collectively as the “forward sellers” (except in the case of BTIG, LLC, for which references to forward seller refers instead to Nomura Securities International, Inc. (acting through BTIG, LLC as agent)). Transactions contemplated by the forward sale agreements are referred to in this prospectus supplement as “forward transactions.”

In a forward transaction under one form of forward sale agreement, which we refer to as an “initially priced forward transaction,” we may enter into one or more initially priced forward transactions with a sales agent or forward seller (or its affiliate or agent), as a forward purchaser, pursuant to which we will receive the forward sale price under the applicable forward sale agreement at the settlement of the initially priced forward transaction, subject to the price adjustment and other provisions of the forward sale agreement. The initial forward sale price per share under each forward sale agreement related to an initially priced forward transaction will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock are sold pursuant to the initially priced forward transaction by the relevant forward seller to hedge the forward purchaser’s exposure under the relevant initially priced forward transaction. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the relevant forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant initially priced forward transaction with the relevant forward purchaser on dates specified by us on or prior to the maturity date of the initially priced forward transaction. In an initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward transaction and the number of shares of our common stock underlying such forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. If we elect to cash settle or net share settle an initially priced forward transaction, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

In a separate forward transaction under another form of forward sale agreement, which we refer to as a “collared forward transaction,” we may enter into one or more forward sale agreements relating to one or more collared forward transactions (“collared forward sale agreements”) with Goldman Sachs International, one or more of the applicable other forward purchasers (except for The Bank of Nova Scotia), or one or more of their respective affiliates, each acting in its capacity as a forward purchaser (the “collared forward purchasers”), pursuant to which we will agree to sell to the relevant collared forward purchaser up to the number of shares of our common stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the applicable collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related sales agent acting as the statutory underwriter and a forward seller (each, a “collared forward seller”) over a period of time to be agreed between us and the applicable collared forward purchaser (an “initial hedging period”), all subject to the terms of the equity distribution agreement and the applicable collared forward sale agreement. We have been advised by each of the collared forward purchasers that it expects that, on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares underlying the relevant collared forward transaction, the relevant collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as the applicable collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. The floor price and the cap price of each collared forward transaction will be determined upon completion of the initial hedging period for the relevant collared forward transaction by multiplying the weighted average prices at which the relevant collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction by the floor percentage and the cap percentage, respectively. The forward sale price that we will receive under any collared forward transaction (the “collared forward sale price”) for each share of our common stock deliverable thereunder will be equal to a reference price determined based on the arithmetic average of volume weighted prices of our common stock during the applicable valuation period for the collared forward transaction that will run prior to the maturity date for the relevant collared forward transaction (whether the scheduled maturity date or an accelerated maturity date selected by the relevant collared forward purchaser), provided that the collared forward sale price will not be less than the floor price and will not be more than the cap price, subject to adjustment under the terms of the applicable collared forward sale agreement, including reduction by an amount related to the expected dividends on our common stock during the term of the collared forward transaction (the “settlement amount”).

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a collared forward seller. On the prepayment date for a collared forward transaction, which will be a date determined at the time of entering into the relevant collared forward transaction occurring sometime prior to the end of the valuation period for the collared forward transaction (a “prepayment date”), the relevant collared forward purchaser will prepay to us an amount equal to (A) the product of (x) the number of shares underlying each component of the collared forward transaction, (y) the applicable prepayment percentage and (z) the floor price for each such component minus (B) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement) minus (C) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50, subject to adjustment under the terms of the applicable collared forward sale agreement, and we will issue and pledge the maximum number of shares underlying the collared forward transaction. Upon issuing and pledging the maximum number of shares underlying the relevant collared forward transaction to the relevant collared forward purchaser, the applicable collared forward purchaser will pay us an amount equal to the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50. In addition, to the extent the collared forward settlement price (which will not be more than the cap price) for the relevant collared forward transaction exceeds the sum of (1) the prepayment amount for such transaction and (2) the product of (a) the number of shares underlying each component of such transaction and (b) $2.50 (subject to adjustment under the terms of the applicable collared forward sale agreement), we expect to receive such excess at settlement of the collared forward transaction. However, we will, subject to certain conditions specified in the applicable collared forward sale agreement, have the right to elect to receive such excess in the form of our common stock, instead of cash, with the number of shares to be calculated over a period of time following the settlement date of the relevant collared forward transaction based on the average of the 10b-18 VWAP prices, as measured under the collared forward sale agreement, of our common stock during that period. We refer to such period as an “unwind period.”

In the event that the relevant forward purchaser or its affiliate (including the applicable collared forward purchasers) is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller (including the collared forward sellers) under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period.

The relevant forward seller (including the relevant collared forward seller) is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the applicable forward transaction, the relevant forward seller (including the relevant collared forward seller) will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow from third-party stock lenders and sell up to the designated number of shares of our common stock. In respect of any sales by the relevant forward seller (including the relevant collared forward seller) on behalf of the relevant forward purchaser (including the relevant collared forward purchaser), we may specify that no shares of our common stock may be sold, if the sales cannot be effected at or above the price designated by us, and we may specify other trading parameters for such sales (including volume limitations). Accordingly, any sales by the relevant forward seller (including the relevant collared forward seller) may be suspended at any time, and there can be no assurance that the relevant forward seller (including the relevant collared forward seller) will be able to sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including the relevant collared forward seller) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by any sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by the relevant collared forward seller on behalf of the relevant collared forward purchaser or purchases of shares by the relevant collared forward purchaser in connection with any collared forward transaction, in each case, pursuant to the equity distribution agreement.

The shares of our common stock offered hereby may be offered and sold in “at the market” offerings, including on the Nasdaq Stock Market LLC (“Nasdaq”) or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices or by any other methods permitted by applicable law as agreed between us and the relevant sales agent or forward seller, as the case may be. We will pay each of the sales agents a commission not to exceed 1.00% of the sales price per share of shares sold through it as agent under the equity distribution agreement. The net proceeds that we will receive from such sales will be the gross proceeds from such sales less the commissions and any other costs that we may incur in issuing the shares. See “Use of Proceeds” in this prospectus supplement for further information. In connection with each initially priced forward transaction, the relevant forward seller will receive a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement. In respect of a collared forward transaction, if such a commission is payable, it will be deducted from the proceeds we receive on the prepayment date.

In connection with the sale of shares of our common stock on our behalf, each of the sales agents and forward sellers will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 (the “Securities Act”). The compensation of the sales agents and the forward sellers will be deemed to be underwriting commissions or discounts.

Our common stock is listed on Nasdaq under the symbol “XEL.” The last reported sale price of our common stock on Nasdaq on April 30, 2026 was $82.95 per share.

Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as may be designated by the relevant sales agent or forward seller (as applicable) at the time of sale.

Investing in our common stock involves risks. See “Risk Factors” on page S-7 of this prospectus supplement to read important factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Barclays	BMO Capital Markets	BNP PARIBAS	BNY Capital Markets	BofA Securities

BTIG	CIBC Capital Markets	Citigroup	Goldman Sachs & Co. LLC

Huntington Capital Markets	Jefferies	J.P. Morgan	KeyBanc Capital Markets

Mizuho	Morgan Stanley	MUFG	RBC Capital Markets

Scotiabank	TD Securities	Truist Securities	Wells Fargo Securities

Prospectus Supplement dated May 1, 2026

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering. The second part, the accompanying base shelf prospectus, gives more general information, some of which may not apply to this offering. The accompanying base shelf prospectus dated April 18, 2024 is referred to as the “accompanying prospectus” in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the sales agents and forward sellers have not, authorized anyone to provide you with different information and, if given, you should not rely on it. We are not, and the sales agents and forward sellers are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents.

If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents they incorporate by reference contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” “would” and similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	operational safety, including our nuclear generation facilities and other utility operations;

•	successful long-term operational planning;

•	risks associated with wildfires;

•	commodity risks associated with energy markets and production;

•	rising energy prices and fuel costs;

•	qualified employee workforce and third-party contractor factors;

•	reputational impacts of the actions by employees, directors or third parties;

•	our ability to recover costs and our subsidiaries’ ability to recover costs from customers;

•	risks associated with the growth in large load customers;

•	changes in regulation;

•	reductions in our credit ratings and the cost of maintaining certain contractual relationships;

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general economic conditions, including recessionary conditions, inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of us and our subsidiaries to obtain financing on favorable terms;

•	availability or cost of capital;

•	our customers’ and counterparties’ ability to pay their debts to us;

•	assumptions and costs relating to funding our employee benefit plans and health care benefits;

•	our subsidiaries’ ability to make dividend payments;

•	tax laws;

•	uncertainty regarding epidemics;

•	effects of geopolitical events, including war and acts of terrorism;

•	cybersecurity threats and data security breaches;

•	seasonal weather patterns;

•	changes in environmental laws and regulations;

•	climate change and other weather events;

•	natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes;

•	costs of potential regulatory penalties and wildfire damages in excess of liability insurance coverage;

•	regulatory changes and/or limitations related to the use of natural gas as an energy source;

•	challenging labor market conditions and our ability to attract and retain a qualified workforce;

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our ability to execute on our strategies or achieve expectations related to environmental, social and governance matters including as a result of evolving legal, regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon markets; and

•	other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties associated with forward-looking statements are discussed in detail under “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December  31, 2025 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and in other documents on file with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents as described in the accompanying prospectus under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

PROSPECTUS SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under the caption “Incorporation of Certain Documents by Reference” in the accompanying prospectus. In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, the “Company,” “we,” “us” and “our” refer to Xcel Energy Inc., a Minnesota corporation.

The Company

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.6 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.6 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 0.3 million customers and natural gas utility service to approximately 0.1 million customers in Wisconsin and Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.6 million customers and natural gas utility service to approximately 1.5 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 0.4 million customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500. Our website is www.xcelenergy.com. Except for documents incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered as part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including the information under the caption “Description of Common Stock,” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Xcel Energy Inc.

Common Stock Offered By This Prospectus Supplement	Shares of our common stock having an aggregate gross sales price of up to $4,300,000,000.

Use of Proceeds	We presently intend to add any net proceeds from this offering to our general funds and use those proceeds for general corporate purposes, which may include repaying or refinancing short-term borrowings and making capital contributions to our operating subsidiaries, which they may use to fund their capital expenditures or repay their short-term indebtedness, including commercial paper. As of March 31, 2026, we had $1.480 billion of short-term borrowings outstanding on a consolidated basis. Until the net proceeds from this offering have been used, we may invest them temporarily in interest-bearing obligations.

We will not initially receive any proceeds from the sale by the forward sellers, as agents for the forward purchasers, of borrowed shares of our common stock as a hedge of any forward transaction. We intend to use any cash proceeds that we receive upon prepayment of a collared forward transaction, upon physical settlement of any forward transaction or upon cash settlement of an initially priced forward transaction, if we elect cash settlement, for the purposes provided in the immediately preceding paragraph. See “Use of Proceeds” in this prospectus supplement for more information.

Listing	Our common stock is listed on Nasdaq under the symbol “XEL.”

Risk Factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” on page S-7 of this prospectus supplement.

Dividend Policy	We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Future dividend levels will be dependent on our results of operations, financial position, cash flows and other factors.

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is EQ Shareholder Services.

Accounting Treatment	Before the issuance of shares of our common stock, if any, upon settlement of any forward transaction, we expect that the shares issuable upon settlement of the forward transaction will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward transaction over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the lowest forward sale price during the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable forward sale price, subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the relevant forward transaction. However, delivery of our shares to the relevant forward purchaser on any physical settlement or net share settlement of a forward transaction would result in dilution to our earnings per share.

Conflicts of Interest

Certain of the sales agents and forward sellers or their affiliates may be lenders under our short-term bank facilities or hold a portion of any commercial paper that we may repay using a portion of the net proceeds from the sale of our common stock. In addition, the forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward transaction. Because certain sales agents, forward sellers and forward purchasers or their affiliates may receive 5% or more of the net proceeds from the sale of our common stock, any such sales agents, forward sellers and forward purchasers would be deemed to have a “conflict of interest” within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such sales agents, forward sellers and forward purchasers would be required to sell our common stock in accordance with FINRA Rule 5121. If the sale of our common stock is conducted in accordance with FINRA Rule 5121, such sales agents, forward sellers and forward purchasers would not be permitted to confirm a sale of our common stock to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. The forward sellers may effect sales transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agents, forward sellers and forward purchasers and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principal. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Clear Market	If we enter into any collared forward transaction, the collared forward transaction may limit our ability to conduct transactions related to our common stock, as described in more details in “Forward Transactions—Collared Forward Transactions—Clear Market.”

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as modified by our other SEC filings filed after such annual report, before investing in our common stock. Those risks are those that we consider to be the most significant to your decision whether to invest in our common stock. If any of the events described therein occurs, our business, financial condition or results of operations could be materially harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

The actual number of shares of our common stock we will issue under any forward transaction is uncertain.

Subject to certain limitations in the forward transaction terms, as well as compliance with applicable law, if we enter into a forward transaction, we will retain discretion to set the trading parameters related to the sales of the borrowed shares in connection with the forward transaction. The number of shares of our common stock that are sold by the relevant forward seller will fluctuate based on the market price of our common stock during the applicable offering period and limits we set with the relevant forward purchaser. Because the price per share of each share sold will fluctuate based on the market price of our common shares during that period, it is not possible at this stage to predict the number of shares of our common stock that will be ultimately sold or issued, the gross proceeds that will be raised in connection with such sales or the amounts deliverable to us upon any prepayment, if applicable, or upon settlement of any forward transaction.

Any forward transactions or other transactions effected by the forward purchasers and/or their affiliates to establish, modify or, in some cases, unwind the forward purchasers’ hedge positions in connection with the forward transactions may have a positive, negative or neutral impact on the market price of shares of our common stock.

If we enter into any forward transactions during the term of the equity distribution agreement, we have been advised that the forward purchasers intend to establish their hedge positions in respect of the forward transactions by borrowing from third-party stock lenders and selling up to the number of shares of our common stock underlying the particular forward transaction. The establishment of these hedge positions could have the effect of decreasing, or limiting an increase in, the market price of shares of our common stock.

We have also been advised by each collared forward purchaser that it expects that, on the same days during the initial hedging period for any collared forward transaction when the collared forward seller (or its affiliates) is selling a number of hedging shares necessary to introduce into the public market up to the maximum number of shares underlying the particular collared forward transaction, the applicable collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as the applicable collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.

The floor price and the cap price of each collared forward transaction will be determined upon completion of the initial hedging period for the relevant collared forward transaction based on the prices obtained in connection with sales of the hedging shares by the relevant collared forward seller during the initial hedging period, and as such will be subject to market risk during that time. The floor price is intended to mitigate the downside risk of any potential decline in the reference price below the floor price during the relevant valuation period, but the cap price would also limit the potential upside benefit to the extent the reference price were to exceed the cap price during the valuation period. See “Forward Transactions.”

In addition, we have been advised that each collared forward purchaser expects to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of our common stock or engaging in derivatives or other transactions with respect to shares of our common stock from time to time during the term of a particular collared forward transaction, including during the valuation period for such collared forward transaction. The purchases and sales of shares of our common stock or other hedging transactions by the relevant collared forward purchaser to dynamically modify its hedge positions from time to time during the term of the relevant collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of our common stock, depending on market conditions at such times, and may occur at a time when we are otherwise engaged in a distribution of shares of our common stock to the public.

On the prepayment date for any collared forward transaction, which will be a date determined at the time of entering into the collared forward transaction occurring sometime prior to the end of the valuation period for the collared forward transaction, the relevant collared forward purchaser will prepay to us an amount equal to (A) the product of (x) the number of shares underlying each component of the relevant collared forward transaction, (y) the applicable prepayment percentage and (z) the floor price for each such component minus (B) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement) minus (C) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50, subject to adjustment under the terms of the applicable collared forward sale agreement, and we will issue and pledge the maximum number of shares underlying the collared forward transaction. Concurrently with such issuance and pledge of the maximum number of shares underlying the relevant collared forward transaction on or before the prepayment date, the relevant collared forward purchaser will pay us an amount equal to the excess, if any of (1) the product of (x) the number of shares underlying each component of the collared forward transaction and (y) $2.50. At settlement of a collared forward transaction, we expect to receive an amount equal to the number of shares in respect of such transaction multiplied by the collared forward settlement price (but not more than the cap price) over (2) sum of (a) the prepayment amount for such transaction and (b) the product of (i) the number of shares underlying such transaction and (ii) $2.50 (subject to adjustment under the terms of the applicable collared forward sale agreement). Subject to certain conditions specified in the applicable collared forward sale agreement, we will have the right to elect to receive such excess in the form of our common stock, instead of cash, with the number of shares to be calculated over the unwind period following the maturity date of the collared forward transaction based on the 10b-18 VWAP price, as measured under the applicable collared forward sale agreement, of our common stock during the unwind period. Purchases of, and other hedge unwind transactions with respect to, our common stock by the relevant collared forward purchaser (or its affiliates or agents) during the unwind period in connection with settlement of the applicable collared forward transaction may have the effect of increasing, or limiting a decrease in, the market price of our common stock during the unwind period.

The amounts upon prepayment of and upon settlement of any collared forward transaction that we may receive cannot be determined in advance. The prepayment amount will not be determined until the floor price has been determined at completion of the initial hedging period. The settlement amount will not be determined until the end of the applicable valuation period for the collared forward transaction and will therefore be subject to market risk during the applicable valuation period for the collared forward transaction, subject to the floor price and cap price.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Under the forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will have the right to accelerate the initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the initially forward priced forward transaction on a date specified by the forward purchaser if:

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in the good faith, commercially reasonable judgment of the forward purchaser, it or its affiliate is unable to hedge its exposure under such initially priced forward transaction because insufficient shares of our common stock are made available for borrowing by third-party stock lenders or it or its affiliate would incur a stock borrowing cost in excess of a specified threshold;

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we declare any dividend, issue or distribution on shares of our common stock (i) payable in cash in excess of a specified amount (other than an extraordinary dividend), (ii) that constitutes an extraordinary dividend under the initially priced forward transaction, (iii) payable in securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iv) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;

•	certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;

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an event is announced that, if consummated, would result in a specified extraordinary event (including, among other things, certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock or a change in law); or

•

certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the initially priced forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, the initially priced forward transaction to be unlawful (each as more fully described in the applicable forward sale agreement).

Under the collared forward sale agreements, the relevant collared forward purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) at any time prior to physical settlement and require us to settle the collared forward transaction in cash, or, at our election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value on a date specified by the applicable collared forward purchaser under certain conditions or upon the occurrence of certain events, and may accelerate a collared forward transaction by requiring us to physically settle the collared forward transaction at any time beginning on the prepayment date for the collared forward transaction, in any case irrespective of our interests, including our need for capital, as set forth in the applicable collared forward sale agreement. The relevant collared forward purchaser may also terminate a collared forward transaction prior to physical settlement and require us to settle the collared forward transaction in cash, or, at our election and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value at any time on or before on the prepayment date of such collared forward transaction the declaration by us of any dividend, issue or distribution on shares of our common stock payable in cash that differs in amount or timing from the expected dividends as of the trade date of the collared forward transaction.

A forward purchaser’s decision to exercise its right to accelerate any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the initially priced forward transaction will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock.

We expect that settlement of any forward transaction will generally occur no later than the date specified in the applicable forward sale agreement. However, any initially priced forward transaction may be settled earlier than that specified date in whole or in part at our option. We expect that each forward transaction will be physically settled by delivery of shares of our common stock against payment therefor, unless, in the case of any initially priced forward transaction, we elect to settle such initially priced forward transaction in cash or to net share settle the initially priced forward transaction. If we decide to physically settle or net share settle (in the case of an initially priced forward transaction) a forward transaction, delivery of shares of our common stock upon any physical settlement or net share settlement (in the case of an initially priced forward transaction) of the forward transaction will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying an initially priced forward transaction, we would expect the relevant forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock the forward purchaser or its affiliate had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable, in connection with net share settlement, to deliver shares of our common stock to us. If the market value of such shares of our common stock at the time of the purchase is above the forward sale price for such shares at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of such shares of our common stock at the time of such purchase is below the forward sale price for such shares at that time, the relevant forward purchaser will pay or deliver, as the case may be, to us an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

The forward sale price that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the initially priced forward transaction. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to the forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to a forward purchaser upon a net share settlement, as the case may be, of an initially priced forward transaction, or decreasing the amount of cash that the forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that the forward purchaser would owe us upon a net share settlement, as the case may be, of an initially priced forward transaction. We will not be able to control the manner in which the relevant forward purchaser unwinds its hedge positions.

We are limited to physical settlement of collared forward transactions.

We will be obligated to settle a collared forward transaction physically by delivery of the number of shares of our common stock underlying the relevant collared forward transaction against payment therefor, and we may not elect to cash settle or net share settle a collared forward transaction. Consequently, we will not be able to avoid settling a collared forward transaction by issuing shares of our common stock against payment therefor at the time of settlement regardless of whether we do not have a need for capital at that time. Physical settlement would result in dilution to our earnings per share and may adversely affect the market price of our common stock. Notwithstanding the general requirement that we physically settle each collared forward transaction, we may, subject to certain conditions, elect to receive the excess of the settlement price (but not more than the cap price) over the floor price for a collared forward transaction in the form of our common stock, instead of cash, with the number of shares to be calculated over a period of time following the settlement date of the relevant collared forward transaction based on the average of the 10b-18 VWAP prices, as measured under the collared forward sale agreement, or our common stock during that period. We refer to such period as an “unwind period.”

Acceleration and termination provisions contained in the collared forward sale agreements subject us to certain risks.

Although we may settle a collared forward transaction only on the scheduled maturity date thereof and may not terminate any collared forward transaction early, the relevant collared forward purchaser has the right to accelerate the scheduled maturity date of any collared forward transaction after a date specified in the applicable collared forward sale agreement for the collared forward transaction. Upon acceleration, we would be obligated to settle the relevant collared forward transaction physically by delivery of the number of shares of our common stock underlying the collared forward transaction against payment therefor irrespective of our interests, including our need for capital. In any such case, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable collared forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. Notwithstanding such physical settlement obligation upon acceleration, however, we may, subject to certain conditions, elect to receive the excess of the settlement price (but not more than the cap price) over the floor price for a collared forward transaction in the form of our common stock, instead of cash, with the number of shares to be calculated during the relevant unwind period based on the average of the 10b-18 VWAP prices, as measured under the collared forward sale agreement, of our common stock during that period.

In addition to the right of the relevant collared forward purchaser to accelerate the scheduled maturity date of a collared forward transaction for physical settlement as described above, a collared forward purchaser may terminate a collared forward transaction early upon the occurrence of certain events to be specified in the applicable collared forward sale agreement for the collared forward transaction, including, among other things:

•	certain mergers, certain events involving our nationalization or insolvency, a delisting of shares of our common stock and a change in law;

•

the collared forward purchaser determines that it has the right to acquire a number of shares under such collared forward transaction that would result in the collared forward purchaser exceeding any excess section 13 or regulatory ownership position limit set forth in the relevant collared forward sale agreement with respect to certain ownership restrictions and related filing requirements under federal securities laws, corporate laws or other applicable laws and regulations, as applicable, and the collared forward purchaser determines it is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth in the relevant collared forward sale agreement, in which case the collared forward purchaser may terminate only the portion of the collared forward transaction as necessary to comply with the relevant ownership positions limits;

•

the collared forward purchaser or its affiliate (i) after using commercially reasonable efforts, is unable to hedge its exposure under the collared forward transaction or (ii) under certain circumstances, would incur a materially increased cost to hedge such exposure;

•

certain events of default or termination events, including any material misrepresentation made by us in connection with entering into such collared forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable forward sale agreement); or

•

a market disruption event during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward transaction).

Upon such a termination, the relevant collared forward purchaser will determine, in a good faith and commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the option rights of the parties in respect of the collared forward transaction. In either case, we will be required to pay to the relevant collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other.

Price and other adjustment provisions in the collared forward sale agreements will affect their economic results.

The collared forward sale agreement for each collared forward transaction will provide for the relevant collared forward purchaser to be able to make certain price and other adjustments to the terms of the collared forward transaction in good faith and a commercially reasonable manner to account for the economic effect on the collared forward transaction of (among other things) our payment of dividends and distributions on the shares of our common stock and the occurrence of certain other events which do not permit the applicable collared forward purchaser to terminate the collared forward transaction but for which anti-dilution and other adjustments are necessary in order to preserve the fair value of the collared forward transaction. Any such price and other adjustments will affect the economic results that we experience upon the settlement of the collared forward transactions.

In the case of certain bankruptcy or insolvency filings, any forward transaction will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, any forward transaction will automatically terminate. If any forward transaction so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which there has been no settlement under any such forward transaction at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

We are subject to counterparty risk with respect to each forward transaction, if any, and the forward transactions, if any, may not operate as planned.

The forward purchasers are financial institutions, and we will be subject to the risk that a forward purchaser might default under any forward transaction we may enter into. Our exposure to the credit risk of the forward transactions will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a forward purchaser becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our net exposure at that time under the applicable forward transaction. We can provide no assurances as to the financial stability or viability of any forward purchaser.

In addition, the forward transactions are complex, and they may not operate as planned. For example, the terms of any forward transaction may be subject to adjustment or modification if certain customary disruption events, extraordinary events or announcements specified in the applicable forward sale agreement occur. The relevant forward purchaser will also have termination rights in case any events of default or termination events to be specified in the applicable forward sale agreement for a collared forward transaction occur. Accordingly, the forward transactions may not operate as we intend if their terms are required to be adjusted as a result of transactions in the future or upon unanticipated developments that may adversely affect the functioning of the forward transactions.

USE OF PROCEEDS

We presently intend to add any net proceeds from this offering to our general funds and use those proceeds for general corporate purposes, which may include repaying or refinancing short-term borrowings and making capital contributions to our operating subsidiaries, which they may use to fund their capital expenditures or repay their short-term indebtedness, including commercial paper. As of March 31, 2026, we had $1.480 billion of short-term borrowings outstanding on a consolidated basis. Until the net proceeds from this offering have been used, we may invest them temporarily in interest-bearing obligations.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers under this prospectus supplement, as agents for the forward purchasers, as a hedge of any forward transaction. In the event of full physical settlement of an initially priced forward transaction, which we expect to occur on or prior to the maturity date of the initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under the initially priced forward transaction and the number of shares of our common stock underlying the initially priced forward transaction, subject to price adjustments and other provisions in the applicable forward sale agreement. In the case of a collared forward transaction we expect to receive (x) on a prepayment date to be determined upon entry into the relevant collared forward sale agreement, an amount equal to (A) the product of (i) the number of shares underlying each component of the relevant collared forward transaction, (ii) the applicable prepayment percentage and (iii) the floor price for each such component minus (B) the product of (i) the number of shares underlying each component of the relevant collared forward transaction and (ii) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement) minus (C) the product of (i) the number of shares underlying each component of the relevant collared forward transaction and (ii) $2.50, subject to adjustment under the terms of the applicable collared forward sale agreement, and we will issue and pledge the maximum number of shares underlying the relevant collared forward transaction plus, in connection with such pledge, the relevant collared forward purchaser will pay us an amount equal to (D) the product of (i) the number of shares underlying each component of the relevant collared forward transaction and (ii) $2.50, and (y) at maturity of the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date selected by the applicable collared forward purchaser) an amount equal to the excess, if any of (1) the product of the number of shares of our common stock underlying the collared forward transaction and the collared forward settlement price (which will not be more than the cap price) over (2) sum of (a) the prepayment amount for the collared forward transaction and (b) the product of (i) the number of shares underlying each component of the collared forward transaction and (ii) $2.50, subject to certain adjustments.

We intend to use any cash proceeds that we receive in connection with any forward transaction for the purposes provided in the first paragraph of this section. If, however, we elect to cash settle or net share settle any initially priced forward transaction, we would expect to receive an amount of proceeds that is significantly lower than with physical settlement (in the case of any cash settlement) or to not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant forward purchaser. Additionally, if we elect to receive the final settlement amount of a collared forward transaction in the form of our common stock, we would expect to receive an amount of proceeds that is significantly lower than with full physical settlement of such transaction. Additionally, if we elect to receive the final settlement amount of a collared forward transaction in the form of our common stock, we would expect to receive an amount of proceeds that is significantly lower than with full physical settlement of such transaction.

FORWARD TRANSACTIONS

Forward Transactions

From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, we may enter into one or more forward transactions under which we will agree to sell the specified number of shares of our common stock (subject to adjustment as set forth therein) to the relevant forward purchaser. In connection with each forward transaction, the relevant forward purchaser (or its affiliate) will, at our request, attempt to borrow from third-party stock lenders and, through the relevant sales agent, acting as a forward seller, sell a number of shares of our common stock equal to the number of shares intended to underlie the forward transaction to hedge the forward transaction. In the event that a forward purchaser (or its affiliate) is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. We refer to such number of shares for any forward transaction as the “underlying number of shares.”

Initially Priced Forward Transactions

One or more of such forward transactions may provide that we will receive the forward sale price under the applicable forward sale agreement at the settlement of the forward transaction. The initial forward sale price per share under each forward sale agreement related to such an initially priced forward transaction will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock are sold pursuant to the initially priced forward transaction by the relevant forward seller to hedge the relevant forward purchaser’s exposure under the relevant initially priced forward transaction. The forward sale price per share that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the initially priced forward transaction.

Settlement

Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any initially priced forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under an initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle an initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying an initially priced forward transaction prior to the maturity date of the initially priced forward transaction.

If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that initially priced forward transaction and the number of shares of our common stock underlying that initially priced forward transaction. If we elect cash or net share settlement of any initially priced forward transaction, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that initially priced forward transaction (after taking into consideration any shares of our common stock to be delivered by us to the relevant forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of the initially priced forward transaction.

If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under an initially priced forward transaction is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase (or prevent a decrease), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the relevant initially priced forward transaction.

Acceleration

Under the forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will have the right to accelerate an initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the applicable initially priced forward transaction on a date specified by the relevant forward purchaser if:

•

in the good faith, commercially reasonable judgment of the relevant forward purchaser, it or its affiliate is unable to hedge its exposure under such initially priced forward transaction because insufficient shares of our common stock are made available for borrowing by third-party stock lenders or it or its affiliate would incur a stock borrowing cost in excess of a specified threshold;

•

we declare any dividend, issue or distribution on shares of our common stock (i) payable in cash in excess of a specified amount (other than an extraordinary dividend), (ii) that constitutes an extraordinary dividend under the initially priced forward transaction, (iii) payable in securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iv) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;

•	certain ownership thresholds applicable to the relevant forward purchaser and its affiliates are exceeded;

•

an event is announced that, if consummated, would result in a specified extraordinary event (including, among other things, certain mergers and tender offers, as well as certain events involving our nationalization, a delisting of our common stock or a change in law); or

•

certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into the initially priced forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, the initially priced forward transaction to be unlawful (each as more fully described in the applicable forward sale agreement).

Any decision by the relevant forward purchaser to exercise its right to accelerate any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the initially priced forward transaction will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain bankruptcy or insolvency filings related to us, the applicable initially priced forward transaction will automatically terminate without further liability of either party to the applicable forward sale agreement. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the initially priced forward transaction.

Collared Forward Transactions

In addition, we may enter into one or more collared forward sale agreements with any of the collared forward purchasers, pursuant to which we will agree to sell to the relevant collared forward purchaser up to the number of shares of our common stock specified in the applicable collared forward sale agreement (subject to adjustment as set forth therein) and the applicable collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the relevant collared forward transaction through the relevant collared forward seller, in an offering under this prospectus supplement and the accompanying prospectus over an initial hedging period to be agreed between us and the applicable collared forward purchaser, all subject to the terms of the equity distribution agreement and the collared forward sale agreement. We have been advised by each collared forward purchaser that it expects that, on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares underlying the collared forward transaction, the applicable collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as the applicable collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction.

In the event that the relevant collared forward seller is unable to borrow from third-party stock lenders and sell the maximum number of shares underlying a collared forward transaction into the public market during the applicable initial hedging period (including as a result of the prospectus being unavailable at any time during t initial hedging period), the number of shares underlying the collared forward transaction will be reduced accordingly immediately upon completion of such initial hedging period. We refer to such number of shares as the “underlying number of shares.”

Collared Forward Sale Price

The collared forward sale price that we will receive under any such collared forward transaction for each share of our common stock deliverable thereunder will be equal to an amount determined based on the arithmetic average of volume weighted prices of our common stock during the relevant valuation period for the collared forward transaction that will run prior to the maturity date for such collared forward transaction (the “reference price”), subject to reduction by an amount related to the expected dividends on our common stock during the term of the collared forward transaction and adjustment terms set forth in the applicable collared forward sale agreement in case of certain customary disruption and extraordinary events specified in the collared forward sale agreement but will not be not less than the floor price and will not be greater than the cap price (each as defined below).

The applicable collared forward sale agreement will specify the floor percentage (which will be less than 100%) and the cap percentage (which will be more than 100%). Upon completion of the hedge with respect to the relevant collared forward transaction during the initial hedging period, the forward floor price (the “floor price”) and the forward cap price (the “cap price”) will be determined by multiplying the weighted average prices at which the relevant collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction by the floor percentage and the cap percentage, respectively.

We will receive a prepayment of each collared forward transaction on the prepayment date for the relevant collared forward transaction, which will be a date determined at the time of entering into the collared forward transaction occurring sometime prior to the end of the valuation period for the collared forward transaction. On the prepayment date for a collared forward transaction, the relevant collared forward purchaser will prepay to us an amount equal to (A) the product of (x) the number of shares underlying each component of the collared forward transaction, (y) the applicable prepayment percentage and (z) the floor price for each such component minus (B) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) the Forward Hedge Selling Commission Rate (as defined in the applicable forward sale agreement) minus (C) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50, subject to adjustment under the terms of the applicable collared forward sale agreement, and we will issue and pledge the maximum number of shares underlying such collared forward transaction. Upon issuing and pledging the maximum number of shares underlying such collared forward transaction to the relevant collared forward purchaser, the applicable collared forward purchaser will pay us an amount equal to the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50. In addition, to the extent the collared forward settlement price (which will not be more than the cap price) for the relevant collared forward transaction exceeds the sum of (1) the prepayment amount for such transaction and (2) the product of (a) the number of shares underlying each component of such transaction and (b) $2.50 (subject to adjustment under the terms of the applicable collared forward sale agreement), we will receive such excess at maturity of the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date selected by the relevant collared forward purchaser), as adjusted pursuant to the terms of the applicable collared forward sale agreement.

We may not terminate any collared forward transaction early. The relevant collared forward purchaser may terminate a collared forward transaction early (x) by physical settlement, at any time beginning on the prepayment date for the collared forward transaction or (y) in cash, or at our election in certain cases and subject to certain conditions in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value, upon the occurrence of certain customary disruption events, extraordinary events, excess ownership positions (in certain circumstances and solely with respect to the excess of the relevant ownership positions), announcements related to us, events of default and termination events to be specified in the applicable collared forward sale agreement, including, among other things, any material misrepresentation made by us in connection with entering into the collared forward transaction, the declaration or distribution by us of a dividend in certain circumstances during the term of the collared forward transaction, or a market disruption event during a specified period that lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward sale agreement). Upon any termination described in clause (y) above, the applicable payment and delivery terms of the collared forward transaction will be determined in such a manner as to preserve the fair value of the collared forward transaction. Each collared forward sale agreement will provide for customary anti-dilution and other adjustments.

Maturity

We will set the scheduled maturity of a collared forward transaction at the time we enter into the collared forward transaction based, among other factors, upon the market conditions at the time. We currently expect that the scheduled maturity of any collared forward transaction will be approximately seven months after completion of the initial hedging period for the collared forward transaction.

Settlement

On the prepayment date for any collared forward transaction, the relevant collared forward purchaser will prepay to us an amount equal to (A) the product of (x) the number of shares underlying each component of the relevant collared forward transaction, (y) the applicable prepayment percentage and (z) the floor price for each such component minus (B) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) the Forward Hedge Selling Commission Rate (as defined in the applicable forward sale agreement) minus (C) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50, subject to adjustment under the terms of the applicable collared forward sale agreement, and we will issue and pledge the maximum number of shares underlying the relevant collared forward transaction. Upon issuing and pledging the maximum number of shares underlying the relevant collared forward transaction to the relevant collared forward purchaser, the applicable collared forward purchaser will pay us an amount equal to the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50.

At maturity of a collared forward transaction (whether the scheduled maturity date or an accelerated maturity date selected by the relevant collared forward purchaser), we expect our obligation to deliver shares of our common stock to the applicable collared forward purchaser to be set off against the applicable collared forward purchaser’s obligation to return pledged shares to us. In addition, we expect the relevant collared forward purchaser to pay to us an amount of cash equal to the excess, if any, of (1) the product of the number of shares of our common stock underlying the relevant collared forward transaction and the collared forward settlement price (which will not be more than the cap price) over (2) sum of (a) the prepayment amount for the collared forward transaction and (b) the product of (i) the number of shares underlying the collared forward transaction and (ii) $2.50, each subject to certain adjustments. However, we will, subject to certain conditions specified in the applicable collared forward sale agreement, have the right to elect to receive such excess in the form of our common stock, instead of cash, with the number of shares to be calculated during the unwind period following the settlement date of the relevant collared forward transaction based on the 10b-18 VWAP price, as measured under the applicable collared forward sale agreement, of our common stock during such period.

The foregoing is subject to acceleration of the scheduled maturity date or other adjustment of such date in certain circumstances in accordance with the terms of the applicable collared forward sale agreement.

Termination

Under each collared forward sale agreement, the relevant collared forward purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) at any time prior to the scheduled maturity date and require us to settle the relevant collared forward transaction in cash, or, at our election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value on a date specified by the applicable collared forward purchaser under certain conditions or upon the occurrence of certain events, as set forth in the applicable collared forward sale agreement.

The relevant collared forward purchaser’s decision to exercise its right to terminate any collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the collared forward transaction will be made irrespective of our interests, including our need for capital. Upon such a termination of a collared forward transaction by the relevant collared forward purchaser (or, in certain cases, the portion thereof that it determines is affected by the relevant event), the relevant collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the option rights of the parties in respect of the collared forward transaction. We will be required to pay to the relevant collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other. In addition, upon certain bankruptcy or insolvency filings related to us, the relevant collared forward transaction will automatically terminate without further liability of either party to the applicable collared forward sale agreement. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the relevant collared forward transaction.

Clear Market

If we enter into a collared forward transaction, we will agree in the applicable collared forward sale agreement that during the initial hedging period, the applicable valuation period for the collared forward transaction and, if applicable, the unwind period for the collared forward transaction, we will not, without the prior consent of the relevant collared forward purchaser, issue or sell (nor enter into a similar direct or indirect disposition transaction, within the meaning of the collared forward sale agreement) any shares of our common stock or securities convertible into shares of our common stock, nor will we enter into any derivatives referencing such shares, with exceptions for (i) any debt-for-equity exchanges; (ii) any equity incentive plan, stock ownership plan or dividend reinvestment plan in effect when we enter into such collared forward transaction; and (iii) after the initial hedging period for the collared forward transaction (or such earlier time with the applicable collared forward purchaser’s consent not to be unreasonably withheld), any customary “at-the-market” forward sale transactions or customary “at-the-market” offering of our common stock on an agency basis by means of ordinary brokers’ transactions on or through Nasdaq or another market for our common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of our common stock, at market prices prevailing at the time of sale, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation period referencing the shares of common stock or involving investors’ hedging activity in the open market and any such “at-the-market” forward sale transaction or “at-the-market” offering, the related selling activity in respect of the shares, in aggregate on any trading day, shall not exceed a certain percentage of the ADTV of our common stock (excluding block trades), to be specified in the applicable collared forward sale agreement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock issued pursuant to this offering by Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS would not be sustained.

This summary is applicable only to Non-U.S. Holders who purchase our common stock pursuant to this offering and who hold our common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment purposes). This summary also does not address any possible applicability of any U.S. federal tax other than income tax (such as estate tax or gift tax), the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, the Medicare contribution tax imposed on net investment income, or the effects of Section 451 of the Code with respect to conforming the timing of income accrual to financial statements. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations;

•	pension funds;

•	brokers and dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons who own, or are deemed to own, more than 5% of our company (except to the extent specifically set forth below);

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that are partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships considering an investment in our common stock, and partners in such partnerships, should consult their tax advisors regarding the purchase, ownership and disposition of our common stock.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock who is neither a “U.S. Person” (as defined below) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A “U.S. Person” is any person that, for U.S. federal income tax purposes, is or is treated as:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Distributions

Distributions we make with respect to our common stock (other than certain pro rata distributions of common stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will first constitute a non-taxable return of capital, which reduces a Non-U.S. Holder’s tax basis in its shares of our common stock (determined separately for each share), but not below zero, and thereafter will be treated as gain from the sale of stock.

Any dividend on our common stock paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, subject to any exemption or lower rate as may be specified by an applicable tax treaty, unless the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States). The applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount of the distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a Non-U.S. Holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.

In order to receive a reduced rate of or an exemption from withholding tax under an income tax treaty, a Non-U.S. Holder is required to satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying under penalty of perjury as to its qualification for the reduced rate or exemption. Special certification and other requirements apply to certain Non-U.S. Holders that are partnerships or other pass-through entities.

Dividends received by a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) generally will be exempt from withholding tax. In order to obtain this exemption, a Non-U.S. Holder must satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8ECI certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends (which, if required by an applicable income tax treaty, are also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), are subject to U.S. federal income tax and are taxed at the same graduated rates applicable to “United States persons” (as defined in the Code), net of certain deductions and credits. In addition, if a Non-U.S. Holder is a corporation, such dividends received that are effectively connected with such holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

If a Non-U.S. Holder is eligible for a reduced rate of or an exemption from withholding tax pursuant to an income tax treaty, then such holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.

Gain on the Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

that gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•

the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We may currently be, have been in the past or may become in the future a USRPHC. Even if we are or become a USRPHC, however, so long as our common stock is “regularly traded on an established securities market” (within the meaning of applicable Treasury regulations), our common stock will be treated as U.S. real property interests only for a Non-U.S. Holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period) more than 5% of such regularly traded stock. Our common stock is currently listed on Nasdaq and we believe that, for as long as our common stock continues to be so listed, it will be treated as “regularly traded on an established securities market.”

A Non-U.S. Holder described in the first bullet above generally will be required to pay income tax on the net gain derived from the sale or disposition of our common stock under regular graduated U.S. federal income tax rates, as if such holder were a “United States person” (as defined in the Code), except as otherwise provided by an applicable income tax treaty. In addition, corporate Non-U.S. Holders described in the first bullet above may be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable tax treaty.

A Non-U.S. Holder who is an individual described in the second bullet above will be subject to tax at a rate of 30% on the amount by which such holder’s capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common stock during a year, exceed capital losses allocable to U.S. sources for such year, except as otherwise provided in an applicable income tax treaty.

Information Reporting and Backup Withholding

We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “United States person” (as defined in the Code).

In addition, proceeds from the sale or other taxable disposition of our common stock outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the backup withholding and information reporting requirements. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells or otherwise disposes of our common stock through a non-U.S. office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such holder is a United States person.

Backup withholding is not an additional tax. Amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Sections 1471 through 1474 of the Code, commonly referred to as FATCA, impose a U.S. federal withholding tax of 30% on dividends on, and on the gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code and whether received as a beneficial owner or as an intermediary for another party), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any ‘‘substantial United States owners’’ (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. government requiring, among other things, that it undertakes to withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders (and certain equity and debt holders), and to annually identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. In December 2018, the Treasury Department issued proposed regulations indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of common stock. Pursuant to the preamble to those proposed Treasury regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the proposed Treasury regulations are terminated or the final Treasury regulations are issued.

We will not pay any additional amounts with respect to any amounts withheld, including pursuant to FATCA. Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an equity distribution agreement with Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, CIBC World Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents and/or principals, Barclays Bank PLC, Bank of Montreal, BNP PARIBAS, The Bank of New York Mellon, Bank of America, N.A., Canadian Imperial Bank of Commerce, Citibank N.A., Goldman Sachs & Co. LLC, Goldman Sachs International, Huntington Securities, Inc., Jefferies LLC, Jefferies Financial Services, Inc., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, or one or more of their respective affiliates, as forward purchasers, and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, CIBC World Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers. Each of the sales agents, when acting as the agent for a forward purchaser, is referred to in this prospectus supplement as a “forward seller.” Under the equity distribution agreement, we may offer and sell over time and from time to time shares of our common stock having an aggregate gross sales price of up to $4,300,000,000. Further, the equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, we may request that the forward sellers use commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by the relevant forward purchaser (or its affiliate) in connection with one or more forward sale agreements as described below. In no event will the aggregate gross sales price of sales of shares of our common stock sold through the sales agents, whether as agents for us or as principals, or as forward sellers, exceed $4,300,000,000.

The shares of our common stock offered hereby may be sold in “at the market” offerings, including on Nasdaq or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In addition, if agreed by us and the relevant sales agent, some or all of the shares of our common stock covered by this prospectus supplement may be sold through any other method permitted by law, including:

•	by means of ordinary brokers’ transactions (whether or not solicited);

•	to or through a market maker;

•	directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue;

•	in the over-the-counter market;

•	in privately negotiated transactions; or

•	through a combination of any such methods.

Under the terms of the equity distribution agreement, we may sell shares to one or more of the sales agents as principals for their own accounts or for accounts of their customers at a price agreed upon at the time of sale. A sales agent may offer the shares of our common stock sold to it as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with the sales agent and that agreement will be described in a separate prospectus supplement.

The sales agents will not engage in any transactions that stabilize the price of our common stock. If we or any of the sale agents have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, that party will promptly notify the others, and sales of our common stock pursuant to the equity distribution agreement, any terms agreement or any forward sale agreement will be suspended until in the reasonable judgment of the parties Rule 101(c)(1) or another exemptive provision has been satisfied.

We estimate that total expenses of the offering payable by us, excluding discounts and commissions payable to the sales agents and forward sellers under the equity distribution agreement, will be approximately $5.0 million.

We have agreed to reimburse the sales agents, the forward sellers and the forward purchasers for certain of their reasonable out-of-pocket expenses.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the equity distribution agreement and (2) the termination of the equity distribution agreement, pursuant to its terms, by either us or, with respect to any sales agent, that sales agent, at any time in the respective party’s sole discretion.

Sales Through Sales Agents

Subject to the terms and conditions of the equity distribution agreement, the relevant sales agent will use its commercially reasonable efforts to sell, consistent with its normal trading and sales practices, as our sales agent and on our behalf, all of the designated shares of our common stock on any trading day or as otherwise agreed upon by us and the sales agent. From time to time, we will submit orders to a sales agent relating to the shares of our common stock to be sold through the sales agent, which orders may specify any price, time or size limitations relating to any particular sale. We will submit orders to only one sales agent relating to the sales of shares of our common stock on any given day. We may instruct any sales agent not to sell shares of our common stock if the sales cannot be effected at or above a price designated by us in any such instruction. We or any sales agent may suspend the offering of shares of our common stock by notifying the other party. Settlement for sales of our common stock will occur, unless we and the relevant sales agent agree otherwise, on the first trading day following the date on which any sales were made, or such earlier day as required by SEC rule or industry practice, against payment to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligation of any sales agent under the equity distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which each sales agent reserves the right to waive in its sole discretion.

Each sales agent will receive from us a commission not to exceed 1.00% of the gross sales price per share of our common stock for any shares sold through it as our sales agent under the equity distribution agreement. The remaining sales proceeds, after deducting transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

Only one sales agent or forward seller (including the collared forward sellers) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by a sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of the relevant collared forward purchaser or purchases of shares by the applicable collared forward purchaser in connection with any collared forward transaction, in each case, pursuant to the equity distribution agreement.

Forward Transactions

From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward transactions with the forward purchasers. In connection with each such forward transaction, we will deliver to the relevant forward purchaser and relevant forward seller related instructions requesting that the forward seller execute sales of borrowed shares of our common stock. Upon their receipt and acceptance, the relevant forward purchaser (or its affiliate) will attempt to borrow, and the relevant forward seller will use commercially reasonable efforts to sell short, the relevant shares of our common stock on such terms to hedge the forward purchaser’s exposure under that particular forward transaction. We, the relevant forward seller or the relevant forward purchaser may immediately suspend the offering of our common stock at any time upon proper notice to the other.

We have been advised by each collared forward purchaser that it expects that, in connection with a collared forward transaction and on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the collared forward transaction, the relevant collared forward purchaser or its affiliate(s) will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account to reduce the applicable collared forward purchaser’s initial hedge position to the requisite level, as the applicable collared forward purchaser expects its initial hedge position in respect of any collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.

In the event that a forward purchaser (or its affiliate) in an initially priced forward transaction is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. Additionally, the number of shares underlying a collared forward transaction will be reduced in the event that the relevant collared forward seller is unable to borrow from third-party stock lenders (or would incur a stock loan cost that is equal to or greater than a specified amount) and sell short the maximum number of shares deliverable under the collared forward transaction into the public market during the initial hedging period therefor (including as a result of the prospectus being unavailable at any time during the initial hedging period).

At the time of entry into a forward transaction, we will specify to the relevant forward purchaser a minimum price below which sales of any shares of our common stock, including sales of hedging shares in connection with a collared forward transaction, may not be made by the relevant forward seller and other sales parameters (including any volume limitations and an aggregate dollar amount of sales which shall not be exceeded) during the initial hedging period. The relevant forward seller is not required to sell any specific number or dollar amount of shares of our common stock, but, pursuant to the equity distribution agreement and subject in all regards to the terms of a particular forward sale agreement, the forward seller has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms during the initial hedging period. The obligations of the relevant forward seller under the equity distribution agreement to sell any shares are subject to a number of conditions that we must meet. Any sales of the shares by the relevant forward seller during the initial hedging period may be suspended at any time, and there can be no assurance that the forward seller will be able to borrow any shares from stock lenders and/or sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including the collared forward sellers) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by the sales agents acting on our behalf, or by the forward sellers on behalf of the forward purchasers, will occur simultaneously with any sales of the hedging shares by any other forward seller on behalf of the relevant forward purchaser in connection with any collared forward transaction, in each case, pursuant to the equity distribution agreement.

Sales of our common stock under this prospectus supplement and the accompanying prospectus by the forward sellers will be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including by sales made by means of ordinary brokers’ transactions on or through Nasdaq or another market for our common stock, sales made to or through a market maker other than on an exchange, including in the over-the-counter market, in negotiated transactions (including block trades), at market prices prevailing at the time of sale or at negotiated prices, through a combination of any such methods of sale, or any other method permitted by law, subject to receipt and acceptance by the relevant forward seller and subject to the forward seller’s rights to reject any order in whole or in part. We expect that settlement between the relevant forward purchaser and the relevant forward seller of short sales of borrowed shares of our common stock, as well as the settlement between the forward sellers and buyers of such shares of our common stock in the market, will generally occur on the first trading day following each date the sales are made or such earlier day as required by SEC rule or industry practice, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which the forward seller reserves the right to waive in its sole discretion. In connection with each initially priced forward transaction, the relevant forward seller will receive a commission equal to up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as the forward seller, reflected in a reduced initial forward sale price, payable by the forward purchaser under its forward sale agreement. In connection with each collared forward transaction, any commission will be deducted from the prepayment amount paid to us on the prepayment date.

The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such initially priced forward transaction. Thereafter, the initial forward sale price will be subject to price adjustment as described below. If we elect to physically settle any initially priced forward transaction by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. Each forward sale agreement for an initially priced forward transaction will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread. In addition, the initial forward sale price will be subject to decrease by amounts related to the expected dividends on our common stock during the term of the particular initially priced forward transaction. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

The collared forward sale price per share under each collared forward transaction will be equal to a reference price determined based on the arithmetic average of volume weighted prices of shares of our common stock during the valuation period for the collared forward transaction that will run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the applicable collared forward purchaser), provided that the collared forward sale price will not be less than the applicable floor price and will not be more than the applicable cap price (subject to adjustment under the terms of the relevant collared forward sale agreement), including reduction by an amount related to the expected dividends on our common stock during the term of the collared forward transaction.

During the initial hedging period for any collared forward transaction, the relevant collared forward purchaser or the relevant collared forward seller on its behalf may also use this prospectus supplement and the accompanying prospectus to effect any short sales of shares of our common stock on behalf of the applicable collared forward purchaser as principal, to the extent required to adjust its initially established hedge of the applicable portion of the collared forward transaction. The prices of such sales will not be used to determine the floor price and the cap price of the collared forward transaction.

Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any initially priced forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under an initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle an initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying an initially priced forward transaction prior to the maturity date of the relevant forward transaction. By way of comparison, we will be obligated to settle a collared forward transaction physically by delivery of the underlying number of shares against payment therefor, and we may not elect to cash settle or net share settle a collared forward transaction. Additionally, we may not elect to settle a collared forward transaction prior to its maturity date. Notwithstanding the foregoing, however, we may, subject to certain conditions, elect to receive the excess of the settlement price (but not more than the cap price) over the floor price for a collared forward transaction in the form of our common stock, instead of cash, with the number of shares to be calculated over a period of time following the settlement date of the relevant collared forward transaction based on the average of the 10b-18 VWAP prices, as measured under the collared forward sale agreement, of our common stock during that period, which we refer to as an “unwind period.”

If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular initially priced forward transaction and the number of shares of our common stock underlying that particular initially priced forward transaction. If we elect cash or net share settlement of any initially priced forward transaction, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that initially priced forward transaction (after taking into consideration any shares of our common stock to be delivered by us to the forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of such initially priced forward transaction.

On the prepayment date for any collared forward transaction, the relevant collared forward purchaser will prepay to us an amount equal to (A) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) the floor price for each such component minus (B) the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement) minus (C) the product of (x) the number of shares underlying each component of the relevant collared forward transaction, (y) the applicable prepayment percentage and (z) $2.50, subject to adjustment under the terms of the applicable collared forward sale agreement, and we will issue and pledge the maximum number of shares underlying the relevant collared forward transaction. Upon issuing and pledging the maximum number of shares underlying the relevant collared forward transaction to the relevant collared forward purchaser, the applicable collared forward purchaser will pay us an amount equal to the product of (x) the number of shares underlying each component of the relevant collared forward transaction and (y) $2.50.

At the maturity of a collared forward transaction (whether the scheduled maturity date or an accelerated maturity date selected by the relevant collared forward purchaser), we expect our obligation to deliver shares of our common stock to the applicable collared forward purchaser to be set off against the applicable collared forward purchaser’s obligation to return pledged shares to us. In addition, we expect the relevant collared forward purchaser to pay to us an amount of cash equal to the excess, if any, of (1) the product of the number of shares of our common stock underlying the relevant collared forward transaction and the collared forward settlement price (but not more than the cap price) over (2) sum of (a) the prepayment amount for such transaction and (b) the product of (i) the number of shares of our common stock underlying such transaction and (ii) $2.50, each subject to certain adjustments. However, we will, subject to certain conditions specified in the applicable collared forward sale agreement, have the right to elect to receive such excess in the form of our common stock, instead of cash, with the number of shares to be calculated over an unwind period following the settlement date of the relevant collared forward transaction based on the 10b-18 VWAP price, as measured under the applicable collared forward sale agreement, of our common stock during that period.

The foregoing is subject to acceleration of the scheduled maturity date or other adjustment of such date in certain circumstances in accordance with the terms of the relevant collared forward transaction.

Indemnification

In connection with the sale of our common stock on our behalf, each of the sales agents and forward sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents and forward sellers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to indemnify each of the sales agents and forward sellers against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that may be required to be made in respect of any of these liabilities.

If we or any of the sales agents have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Securities Act, that party will promptly notify the others, and sales of our common stock pursuant to the equity distribution agreement, any terms agreement or any forward sale agreement will be suspended until in the reasonable judgment of the parties Rule 101(c)(1) or another exemptive provision has been satisfied.

Selling Restrictions

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock, in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other Relationships

The sales agents, forward sellers and forward purchasers and their affiliates have provided, and in the future may continue to provide, investment banking, commercial banking and other financial services to us and our affiliates in the ordinary course of business, for which they have received and will continue to receive customary compensation.

In the ordinary course of their various business activities, the sales agents, forward sellers and forward purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agents, forward sellers and forward purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

The sales agents, forward sellers and forward purchasers or their affiliates may be lenders under our short-term bank facilities or hold a portion of any commercial paper that we may repay using a portion of the net proceeds from the sale of our common stock. In addition, the forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward transaction. Because certain sales agents, forward sellers and forward purchasers or their affiliates may receive 5% or more of the net proceeds from the sale of our common stock, any such sales agents, forward sellers or forward purchasers would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. In the event of any such conflict of interest, such sales agents, forward sellers or forward purchasers would be required to sell our common stock in accordance with FINRA Rule 5121. If the sale of our common stock is conducted in accordance with FINRA Rule 5121, such sales agents, forward sellers or forward purchasers would not be permitted to confirm a sale of our common stock to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. The forward sellers may effect sales transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agents or forward sellers and/or purchasers of ordinary shares for whom they may act as agents or to whom they may sell as principal.

LEGAL MATTERS

Legal opinions relating to the validity of our common stock being offered by this prospectus supplement will be rendered by our counsel, Amy L. Schneider, Minneapolis, Minnesota, and certain other legal matters will be passed upon for us by Jones Day, Minneapolis, Minnesota. Certain legal matters will be passed upon for the sales agents and forward sellers by Hunton Andrews Kurth LLP, New York, New York. Amy L. Schneider is our Vice President, Corporate Secretary and Securities and is the beneficial owner of less than 1% of our common stock.

PROSPECTUS

XCEL ENERGY INC.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

JUNIOR SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes the general terms that may apply to the securities and the manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the Nasdaq Stock Market LLC under the symbol “XEL.”

You should carefully consider the information set forth in “Risk Factors” on page 1, the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission (the “SEC”) before making any decision to invest in any of the securities described in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2024

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a description of the general terms of the securities we may offer and the manner in which such securities may be offered. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities, subordinated debt securities, or junior subordinated debt securities, each of which may be convertible into our common stock, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website at www.sec.gov.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Xcel Energy,” “we,” “us,” “our,” and “the Company,” or similar terms, refer to Xcel Energy Inc.

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WHERE YOU CAN FIND MORE INFORMATION

Our website address is www.xcelenergy.com. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of the prospectus until we sell all of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2023.

•	Our Current Reports on Form 8-K filed on January 29, 2024, February 23, 2024, February 29, 2024, February 29, 2024 and April 11, 2024.

•

The description of our common stock contained in our Form 8-K filed with the SEC on March  13, 2002, as updated by the description of our common stock contained in Exhibit 4.01 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn: Corporate Secretary

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

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OUR COMPANY

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.5 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.6 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 0.3 million customers and natural gas utility service to approximately 0.1 million customers in Wisconsin and Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.6 million customers and natural gas utility service to approximately 1.5 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 0.4 million customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to add the net proceeds from the sale of the securities described in this prospectus to our general funds and use those proceeds for general corporate purposes, which may include the funding of our operating units and subsidiaries, the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds of a particular series of the securities will be described in the prospectus supplement.

DESCRIPTION OF SENIOR DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the senior debt securities (referred to herein as “senior debt securities”) may be issued. These summaries are not complete. The indenture and the form of the supplemental indenture applicable to the senior debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of senior indebtedness under the senior indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other senior indebtedness not under this registration statement.

The senior debt securities will be represented either by global senior debt securities registered in the name of The Depository Trust Company (“DTC”), as depository (the “Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The senior debt securities will be issued in one or more new series under an indenture dated as of December 1, 2000 between us and U.S. Bank Trust Company, National Association (as successor to Computershare Trust Company, N.A.), as trustee (the “Senior Debt Trustee”). This indenture, as previously supplemented by supplemental indentures and as may be supplemented by a new supplemental indenture for additional series of debt securities, is referred to in this prospectus as the “Senior Indenture.” As of December 31, 2023, there were twelve series of senior debt securities in an aggregate principal amount of approximately $6.18 billion outstanding under the Senior Indenture.

The holders of the outstanding senior debt securities do not, and, unless the supplemental indenture that describes a particular series of senior debt securities provides otherwise with respect to that series, the holders of any senior debt securities offered by this prospectus will not, have the right to require us to repurchase the senior debt securities if we become involved in a highly leveraged or change in control transaction. The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The senior debt securities will be our unsecured and unsubordinated obligations. The senior debt securities will rank on a parity in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and will rank senior to any of our subordinated indebtedness. As of December 31, 2023, we had no subordinated debt outstanding and our aggregate unsecured and unsubordinated indebtedness was approximately $6.18 billion. The senior debt securities will be subordinated to any of our secured indebtedness, as to the assets securing such indebtedness. As of December 31, 2023, we had no secured indebtedness.

In addition, the senior debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the senior debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the senior debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2023, our subsidiaries had approximately $39.79 billion of indebtedness and other liabilities outstanding.

The amount of securities that we may issue under the Senior Indenture is not limited. We are not required to issue all senior debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional senior debt securities of that series without the consent of the holders of the senior debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the senior debt securities and other securities described in this prospectus.

When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of senior debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the senior debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants; and

•	other specific terms applicable to the senior debt securities of that series.

Any special U.S. federal income tax considerations applicable to senior debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any senior debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of senior debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the senior debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Registration, Transfer and Exchange

Senior debt securities of any series may be exchanged for other senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Senior Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, senior debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Debt Trustee maintained for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Any transfer or exchange will be effected if the senior debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Senior Debt Trustee and duly executed by the holder of the senior debt security as described in the Senior Indenture. (Section 2.6 of the Senior Indenture).

The Senior Debt Trustee will not be required to exchange or register a transfer of any senior debt securities of a series selected, called or being called for redemption except, in the case of any senior debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Senior Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on senior debt securities issued in the form of global senior debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on senior debt securities that are in the form of certificated senior debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the senior debt securities maintained by the Senior Debt Trustee; however, a holder of $10,000,000 or more senior debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Senior Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Senior Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on senior debt securities in the form of certificated senior debt securities will be payable in immediately available funds at the office of the Senior Debt Trustee. (Section 2.12 of the Senior Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any senior debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that senior debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Senior Indenture).

Events of Default and Remedies

The following constitute events of default under the Senior Indenture:

•	default in the payment of principal and premium, if any, on any security issued under the Senior Indenture when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security issued under the Senior Indenture when due and continuance of that default for 30 days;

•

default in the performance or breach of our other covenants or warranties in the securities or in the Senior Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Senior Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing, either the Senior Debt Trustee or the holders of a majority in principal amount of the outstanding senior debt securities may declare the principal amount of all senior debt securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the Senior Debt Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the Senior Indenture).

Indemnification of Senior Debt Trustee. The Senior Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Senior Debt Trustee. (Section 8.2 of the Senior Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Debt Trustee, or of exercising any trust or power conferred on the Senior Debt Trustee, relating to the securities. However, the Senior Debt Trustee may refuse to follow any direction that conflicts with law or the Senior Indenture or would expose the Senior Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Senior Indenture).

Limitation on Rights to Institute Proceedings. No holder of the senior debt securities of a series will have any right to pursue a remedy under the Senior Indenture, unless:

•	the holder has previously given the Senior Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities affected by such event of default have made written request, and the holder or holders have offered indemnity satisfactory to the Senior Debt Trustee to pursue the remedy; and

•	the Senior Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Senior Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Senior Indenture, the holder of any senior debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that senior debt security when due, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Senior Indenture).

Notice of Default. The Senior Debt Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the senior debt securities, or a default in the payment of any sinking or purchase fund installments, the Senior Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the Senior Indenture). We are required to deliver to the Senior Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Senior Indenture. (Section 5.5 of the Senior Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Senior Debt Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Senior Indenture;

•	changing or eliminating any of the provisions of the Senior Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Senior Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Senior Indenture and in the securities;

•	granting to or conferring upon the Senior Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Senior Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Senior Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Senior Debt Trustee, authenticating agent and paying agent;

•	adding to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Senior Debt Trustee or the holders of the securities.

(Section 12.1 of the Senior Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default.

(Section 12.2 of the Senior Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Conversion Rights

Any supplemental indenture establishing a series of senior debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which senior debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the senior debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Senior Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Senior Debt Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Indenture. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the senior debt securities and our obligations under the senior debt securities. (Section 4.1 of the Senior Indenture).

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture and we will be released from all obligations under the Senior Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Senior Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Senior Indenture).

The Senior Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Senior Debt Trustee

The Senior Debt Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Senior Indenture).

The holders of a majority in principal amount of the outstanding securities may remove the Senior Debt Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Debt Trustee upon notice to the holder of each security outstanding and written notice to the Senior Debt Trustee. (Section 8.10 of the Senior Indenture).

Governing Law

The Senior Indenture and the senior debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota.

Concerning the Senior Debt Trustee

U.S. Bank Trust Company, National Association (as successor to Computershare Trust Company, N.A.) is the Senior Debt Trustee. We and our affiliates may maintain various service relationships with the Senior Debt Trustee and its affiliates in the ordinary course of business. The Senior Debt Trustee also acts as trustee for certain debt securities of our subsidiaries.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

We may issue subordinated debt securities (other than the junior subordinated debt securities (as defined below under “Description of Junior Subordinated Debt Securities” in this prospectus)), in one or more series, under one or more subordinated indentures. The description below contains summaries of selected provisions of the indenture under which the subordinated debt securities may be issued. These summaries are not complete. The form of subordinated indenture and the form of the supplemental indenture applicable to the subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of subordinated indebtedness under the subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other subordinated indebtedness not under this registration statement.

The subordinated debt securities will be represented either by global subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The subordinated debt securities will be issued in one or more new series under a subordinated indenture to be entered into between us and a trustee to be named therein, as trustee (the “Subordinated Trustee”). This subordinated indenture, as it may be supplemented by a supplemental indenture for each series of subordinated debt securities, is referred to in this prospectus as the “Subordinated Indenture.” As of December 31, 2023, we had no subordinated debt securities outstanding under the Subordinated Indenture.

The subordinated debt securities will be our unsecured obligations and will rank senior to any of our junior subordinated indebtedness and will rank junior in right of payment to our Senior Indebtedness (as defined below), as described under the caption “— Subordination”. As of December 31, 2023, we had no outstanding junior subordinated indebtedness and our outstanding Senior Indebtedness was approximately $6.18 billion.

In addition, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2023, our subsidiaries had approximately $39.79 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of subordinated debt securities provides otherwise with respect to that series, the holders of any subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of subordinated debt securities that we may issue under the Subordinated Indenture is not limited. We are not required to issue all subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional subordinated debt securities of that series without the consent of the holders of the subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the subordinated debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, “Senior Indebtedness” includes the senior debt securities and means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with the subordinated debt securities or junior to the subordinated debt securities:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the subordinated debt securities, including the junior subordinated indebtedness issued under the Junior Subordinated Indenture. (Section 1.3 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Subordinated debt securities of any series may be exchanged for other subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Subordinated Debt Trustee maintained for that purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Indenture. Any transfer or exchange will be effected if the subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Subordinated Debt Trustee and duly executed by the holder of the subordinated debt security as described in the Subordinated Indenture. (Section 2.6 of the Subordinated Indenture).

The Subordinated Debt Trustee will not be required to exchange or register a transfer of any subordinated debt securities of a series selected, called or being called for redemption except, in the case of any subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on subordinated debt securities issued in the form of global subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on subordinated debt securities that are in the form of certificated subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the subordinated debt securities maintained by the Subordinated Debt Trustee; however, a holder of $10,000,000 or more subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on subordinated debt securities in the form of certificated subordinated debt securities will be payable in immediately available funds at the office of the Subordinated Debt Trustee. (Section 2.12 of the Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Subordinated Indenture with respect to the subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•

default in the performance or breach of our other covenants or warranties in the securities of such series or in the Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Subordinated Indenture for the benefit of one or more series of subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, either the Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•

we pay or deposit with the Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Subordinated Indenture).

Indemnification of Subordinated Debt Trustee. The Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Subordinated Debt Trustee. (Section 8.2 of the Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee, or of exercising any trust or power conferred on the Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Subordinated Indenture or would expose the Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the subordinated debt securities of a series will have any right to pursue a remedy under the Subordinated Indenture, unless:

•	the holder has previously given the Subordinated Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Subordinated Debt Trustee to pursue the remedy; and

•	the Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Subordinated Indenture, the holder of any subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Subordinated Indenture).

Notice of Default. The Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Subordinated Indenture). We are required to deliver to the Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Subordinated Indenture. (Section 5.5 of the Subordinated Indenture).

Conversion Rights

A series of subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities.

Defeasance and Discharge

We may be discharged from all obligations relating to the subordinated debt securities and the Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the subordinated debt securities and our obligations under the subordinated debt securities. (Section 4.1 of the Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Subordinated Debt Trustee may modify and amend the Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Subordinated Indenture;

•	changing or eliminating any of the provisions of the Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Subordinated Indenture and in the securities;

•	granting to or conferring upon the Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Subordinated Debt Trustee, authenticating agent and paying agent;

•

adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Subordinated Indenture and we will be released from all obligations under the Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Subordinated Indenture).

The Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Subordinated Debt Trustee

The Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Subordinated Debt Trustee. (Section 8.10 of the Subordinated Indenture).

Governing Law

The Subordinated Indenture and the subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Subordinated Indenture).

The Subordinated Debt Trustee

The Subordinated Indenture requires that the Subordinated Trustee be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as trustee by the Commission), subject to supervision or examination by such bodies and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $150,000,000. If at any time the Subordinated Trustee shall cease to be eligible to serve as trustee under the Subordinated Indenture, the Subordinated Trustee shall resign immediately and a new trustee will be appointed as provided in the Subordinated Indenture.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may issue junior subordinated debt securities, in one or more series, under one or more junior subordinated indentures. The description below contains summaries of selected provisions of the indenture under which the junior subordinated debt securities may be issued (referred to herein as “junior subordinated indenture”). These summaries are not complete. The form of junior subordinated indenture and the form of the supplemental indenture applicable to the junior subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the junior subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of junior subordinated indebtedness under the junior subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other junior subordinated indebtedness not under this registration statement.

The junior subordinated debt securities will be represented either by global junior subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The junior subordinated debt securities will be issued in one or more new series under a junior subordinated indenture to be entered into between us and a trustee to be named therein, as trustee (the “Junior Subordinated Debt Trustee”). This junior subordinated indenture, as it may be supplemented by a supplemental indenture for each series of junior subordinated debt securities, is referred to in this prospectus as the “Junior Subordinated Indenture.” As of December 31, 2023, we had no junior subordinated debt outstanding.

The junior subordinated debt securities will be our unsecured obligations and will rank on a parity in right of payment with all of our future junior subordinated indebtedness and junior in right of payment to our Senior Ranking Indebtedness, as described under the caption “—Subordination”. As of December 31, 2023, our outstanding Senior Ranking Indebtedness (as defined below) was approximately $6.18 billion.

In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the junior subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the junior subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2023, our subsidiaries had approximately $39.79 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of junior subordinated debt securities provides otherwise with respect to that series, the holders of any junior subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the junior subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Junior Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of junior subordinated debt securities that we may issue under the Junior Subordinated Indenture is not limited. We are not required to issue all junior subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional junior subordinated debt securities of that series without the consent of the holders of the junior subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the junior subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of junior subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of junior subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the junior subordinated debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the junior subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to junior subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any junior subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of junior subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of junior subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Ranking Indebtedness (as defined below). If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Ranking Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Ranking Indebtedness has been accelerated because of a default on that Senior Ranking Indebtedness,

then the holders of Senior Ranking Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Ranking Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Ranking Indebtedness, or we will make provision for those payments, before the holders of any junior subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Junior Subordinated Indenture).

“Senior Ranking Indebtedness” means, with respect to any series of junior subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities:

•

all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments, including indebtedness issued under our Senior Indenture or Subordinated Indenture described above;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Ranking Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the junior subordinated debt securities. (Section 1.3 of the Junior Subordinated Indenture.)

Senior Ranking Indebtedness will be entitled to the benefits of the subordination provisions in the Junior Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Ranking Indebtedness. We may not amend the Junior Subordinated Indenture to change the subordination of any outstanding junior subordinated debt securities without the consent of each holder of junior subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Junior Subordinated Indenture.)

The Junior Subordinated Indenture does not limit the amount of junior subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Junior subordinated debt securities of any series may be exchanged for other junior subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Junior Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, junior subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Junior Subordinated Debt Trustee maintained for that purpose with respect to any series of junior subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. Any transfer or exchange will be effected if the junior subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Junior Subordinated Debt Trustee and duly executed by the holder of the junior subordinated debt security as described in the Junior Subordinated Indenture. (Section 2.6 of the Junior Subordinated Indenture).

The Junior Subordinated Debt Trustee will not be required to exchange or register a transfer of any junior subordinated debt securities of a series selected, called or being called for redemption except, in the case of any junior subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Junior Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on junior subordinated debt securities issued in the form of global junior subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on junior subordinated debt securities that are in the form of certificated junior subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the junior subordinated debt securities maintained by the Junior Subordinated Debt Trustee; however, a holder of $10,000,000 or more junior subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Junior Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Junior Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on junior subordinated debt securities in the form of certificated junior subordinated debt securities will be payable in immediately available funds at the office of the Junior Subordinated Debt Trustee. (Section 2.12 of the Junior Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any junior subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that junior subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Junior Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Junior Subordinated Indenture with respect to the junior subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•

default in the performance or breach of our other covenants or warranties in the securities of such series or in the Junior Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Junior Subordinated Indenture for the benefit of one or more series of junior subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Junior Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Junior Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of junior subordinated debt securities, either the Junior Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•

we pay or deposit with the Junior Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Junior Subordinated Indenture).

Indemnification of Junior Subordinated Debt Trustee. The Junior Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Junior Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Junior Subordinated Debt Trustee. (Section 8.2 of the Junior Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Debt Trustee, or of exercising any trust or power conferred on the Junior Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Junior Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Junior Subordinated Indenture or would expose the Junior Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Junior Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the junior subordinated debt securities of a series will have any right to pursue a remedy under the Junior Subordinated Indenture, unless:

•	the holder has previously given the Junior Subordinated Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Junior Subordinated Debt Trustee to pursue the remedy; and

•	the Junior Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Junior Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Junior Subordinated Indenture, the holder of any junior subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that junior subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Junior Subordinated Indenture).

Notice of Default. The Junior Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the junior subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Junior Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Junior Subordinated Indenture). We are required to deliver to the Junior Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Junior Subordinated Indenture. (Section 5.5 of the Junior Subordinated Indenture).

Conversion Rights

Any supplemental indenture establishing a series of junior subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which junior subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the junior subordinated debt securities and the Junior Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Junior Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Junior Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Junior Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the junior subordinated debt securities and our obligations under the junior subordinated debt securities. (Section 4.1 of the Junior Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Junior Subordinated Debt Trustee may modify and amend the Junior Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Junior Subordinated Indenture;

•	changing or eliminating any of the provisions of the Junior Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Junior Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Junior Subordinated Indenture and in the securities;

•	granting to or conferring upon the Junior Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Junior Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Junior Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Junior Subordinated Debt Trustee, authenticating agent and paying agent;

•

adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Junior Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Junior Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Junior Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Junior Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Junior Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Junior Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Junior Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Junior Subordinated Indenture and we will be released from all obligations under the Junior Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Junior Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Junior Subordinated Indenture).

The Junior Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Junior Subordinated Debt Trustee

The Junior Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Junior Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Junior Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Junior Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Junior Subordinated Debt Trustee. (Section 8.10 of the Junior Subordinated Indenture).

Governing Law

The Junior Subordinated Indenture and the junior subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Junior Subordinated Indenture).

The Junior Subordinated Debt Trustee

The Junior Subordinated Indenture requires that the Junior Subordinated Trustee be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as trustee by the Commission), subject to supervision or examination by such bodies and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $150,000,000. If at any time the Junior Subordinated Trustee shall cease to be eligible to serve as trustee under the Junior Subordinated Indenture, the Junior Subordinated Trustee shall resign immediately and a new trustee will be appointed as provided in the Junior Subordinated Indenture.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the common stock. This summary is not complete. For a more detailed description of the common stock, you should refer to the provisions of our Amended and Restated Articles of Incorporation (“Articles”) and Bylaws, as amended and restated (“Bylaws”). The Articles and the Bylaws have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you.

General

Our capital stock consists of two classes: common stock, par value $2.50 per share (1,000,000,000 shares currently authorized of which 555,155,770 shares were outstanding as of February 15, 2024); and preferred stock, par value $100.00 per share (7,000,000 shares authorized, of which no shares were outstanding as of February 15, 2024).

Dividend Rights

Before we can pay any dividends on our common stock, the holders of our preferred stock, if any, are entitled to receive dividends at the respective rates provided for in the terms of the shares of any outstanding series.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends is dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of repayments of loans or advances to us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators and by statute. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Common Stock Dividends” and Notes to Consolidated Financial Statements in our most recent Annual Report on Form 10-K for a discussion of factors affecting our payment of dividends including limitations imposed by statute.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Cumulative voting in the election of directors is not permitted.

Preferred Stock

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences as to assets in voluntary liquidation, and other relative rights and preferences as our board of directors shall determine. As of February 15, 2024, no shares of preferred stock were outstanding. The terms of any preferred stock issued by the Company could have the effect of delaying or preventing a change in control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Change of Control

Our Bylaws and the Minnesota Business Corporation Act, as amended (the “MBCA”), contain provisions that could discourage, delay, prevent or make more difficult a change of control of our company. including, but not limited to, those summarized below.

Bylaw Provisions. Under our Bylaws, our shareholders must provide us advance notice of the introduction by them of director nominations or other business at annual meetings of our shareholders. For a shareholder to properly bring a director nomination or other business before an annual meeting, the shareholder must give timely notice in writing to the Company’s Secretary. To be timely, a shareholder’s notice must be delivered to the Secretary, or mailed and received at the principal executive office of the Company, not less than 90 days before the first anniversary date of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from a shareholder must contain a description of the nominee or the other business being introduced, the reasons for introducing such business, the name and address of each shareholder supporting the nomination or proposal and such other information as required under our Bylaws and the federal proxy rules.

A shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years can nominate and include in the Company’s proxy materials director-nominees constituting up to two individuals or 20% of the board (whichever is greater), provided that the shareholder(s) and the director-nominee(s) satisfy the requirements specified in the Bylaws. To be timely, the proposal must be delivered to our Corporate Secretary, or mailed and received at our principal executive office, not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Company distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from such a shareholder must contain such information as required under our Bylaws and the federal proxy rules.

Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as required above.

MBCA. Section 302A.433 of the MBCA provides that special meetings of the Company’s shareholders may be called by the chair of our board of directors, chief executive officer, chief financial officer, two or more directors, or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of our board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. Section 302A.441 of the MBCA also provides that action may be taken by shareholders without a meeting only by unanimous written consent.

Section 302A.671 of the MBCA applies to potential acquirers of 20% or more of our voting shares (a “control share acquisition”). Section 302A.671 provides in substance that shares acquired by such acquirer will not have any voting rights unless the voting rights are approved by (i) a majority of the voting power of all of our shares entitled to vote including all shares held by the acquirer and (ii) a majority of the voting power of all of our shares entitled to vote excluding all interested shares. However, under the MBCA, an acquisition that is pursuant to a tender offer or exchange offer for all of our voting shares that (i) results in the acquirer becoming the owner of at least a majority of our outstanding voting shares, and (ii) has been approved by a committee of disinterested directors, is excluded from the definition of “control share acquisition.” In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.

Section 302A.673 of the MBCA generally prohibits public Minnesota corporations, including us, from engaging in any business combination with a person or entity owning, directly or indirectly, 10% or more of our voting shares for a period of four years after the date of the transaction in which such person or entity became a 10% shareholder unless the business combination or the acquisition resulting in 10% ownership was approved by a committee of disinterested directors prior to the date such person or entity became a 10% shareholder.

Section 302A.675 of the MBCA provides in substance that a person or entity making a takeover offer for us is prohibited from acquiring any additional shares of our company within two years following the last purchase of shares pursuant to the offer with respect to that class unless (i) the acquisition is approved by a committee of disinterested directors before the purchase of any shares by the offeror pursuant to the offer or (ii) our shareholders are afforded, at the time of the acquisition, a reasonable opportunity to dispose of their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

Liquidation Rights

If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to shareholders.

Preemptive and Subscription Rights

No holder of our capital stock has the preemptive right to purchase or subscribe for any additional shares of our capital stock.

Concerning the Transfer Agent

Our common stock is listed on the Nasdaq Stock Market LLC. EQ Shareowner Services is the Transfer Agent and Registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences, and the other rights and preferences as our board of directors shall determine at the time of issuance. As of February 15, 2024, no shares of preferred stock were outstanding.

The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by resolution of the board of directors. To the extent appropriate, we will include in a prospectus supplement the terms relating to any series of preferred stock being offered thereby. These terms will include some or all of the following, as applicable:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any date of maturity of the preferred stock;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.

The MBCA provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving changes in the rights or preferences of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable resolution creating such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, or any combination thereof, with or without the payment of separate consideration therefor (including by means of a dividend or similar distribution to holders of our outstanding securities). We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the warrants offered thereby.

DESCRIPTION OF RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights offered thereby.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property. The price of such debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, such as U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly (“indirect participant”). Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds, distributions, and dividend payments on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through underwriters or dealers, through agents or directly to one or more purchasers. The terms under which the securities are offered and the method of distribution will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price and any discounts or concessions allowed or reallowed to dealers.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities being offered by this prospectus will be rendered by our counsel, Amy L. Schneider, Minneapolis, Minnesota. Unless otherwise indicated in the applicable prospectus supplement, certain other legal matters will be passed upon for us by Jones Day, Minneapolis, Minnesota. Unless otherwise indicated in the applicable supplement, certain legal matters will be passed upon for the underwriters, dealers or agents named in the prospectus supplement by Hunton Andrews Kurth LLP, New York, New York. Amy L. Schneider is our Vice President, Corporate Secretary and Securities and is the beneficial owner of less than 1% of our common stock.

EXPERTS

The financial statements of Xcel Energy Inc. incorporated by reference in this prospectus, and the effectiveness of Xcel Energy Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Up to $4,300,000,000 of Common Stock

PROSPECTUS SUPPLEMENT

Barclays	BMO Capital Markets	BNP PARIBAS	BNY Capital Markets	BofA Securities

BTIG	CIBC Capital Markets	Citigroup	Goldman Sachs & Co. LLC
Huntington Capital Markets	Jefferies	J.P. Morgan	KeyBanc Capital Markets
Mizuho	Morgan Stanley	MUFG	RBC Capital Markets
Scotiabank	TD Securities	Truist Securities	Wells Fargo Securities

May 1, 2026